EXHIBIT 32(i)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Stryker Corporation (the “Company”) for the year ending December 31, 2011 (the “Report”), I, Curt R. Hartman, Interim Chief Executive Officer and Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Curt R. Hartman
Curt R. Hartman
Interim Chief Executive Officer and Vice President and Chief Financial Officer

February 13, 2012